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CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Proxy Statement and Prospectus and the Statement of Additional Information constituting parts of this registration statement on Form N-14 (the "N-14 Registration Statement") of our report dated February 7, 2000 relating to the December 31, 1999 financial statements and financial highlights of Morgan Stanley Dean Witter Tax-Exempt Securities Trust appearing in the December 31, 1999 Annual Report to Shareholders of Morgan Stanley Dean Witter Tax-Exempt Securities Trust, which is also incorporated by reference in the N-14 Registration Statement. We also consent to the reference to us under the heading "Financial Statements and Experts" in such Proxy Statement and Prospectus. We also consent to the references to us under the headings "Financial Highlights", "Custodian and Independent Accountants" and "Experts" in that fund's N-1A Registration Statement dated February 24, 2000, which is incorporated by reference into the N-14 Registration Statement.

PricewaterhouseCoopers LLP
New York, New York 10036
September 11, 2000